                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Intersolv, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                     N/A
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

                                     N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                     N/A
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     (4) Proposed maximum aggregate value of transaction:

                                     N/A
--------------------------------------------------------------------------------

     (5) Total fee paid:

                                     N/A
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

                                     N/A
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               [INTERSOLV LOGO]

                              9420 KEY WEST AVENUE
                           ROCKVILLE, MARYLAND 20850

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1997

    The Annual Meeting of Stockholders of INTERSOLV, Inc. (the "Company" or "INTERSOLV") will be held at the Company's headquarters, at 9420 Key West Avenue, Rockville, Maryland, at 10:30 a.m., Eastern Daylight Savings Time, to consider and act upon the following matters:

    1.  To elect four directors of the Company;

    2. To consider and vote upon a proposal to approve the addition of 1,000,000 shares of Common Stock to the Company's 1992 Stock Option Plan;

    3. To consider and vote upon a proposal to approve the adoption of amendments to the Company's 1992 Stock Option Plan to (i) increase the number of non-statutory stock options which will be automatically granted annually to non-employee directors from 3,333 to 5,000, (ii) provide for the granting of an additional 15,000 non-statutory stock options to non-employee directors (a) upon their initially being elected or appointed to the Board of Directors and (b) upon each occasion of their being elected to two additional consecutive full terms on the Board of Directors, and (iii) provide for a one-time transition grant of 10,000 non-statutory stock options to all existing non-employee directors who are not eligible to receive the grant described in clause
        (ii) above;

    4. To consider and vote on a proposal to approve an increase in the Common Stock subject to the Company's 1992 Employee Stock Purchase Plan from 640,000 to 1,200,000;

    5. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for fiscal year 1998; and

    6. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

    The Board of Directors fixed the close of business on July 31, 1997, as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ KENNETH A. SEXTON

                                          KENNETH A. SEXTON,
                                          Secretary
August 25, 1997

    REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                INTERSOLV, INC.
                              9420 KEY WEST AVENUE
                           ROCKVILLE, MARYLAND 20850
                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 24, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of INTERSOLV, Inc. (the "Company" or "INTERSOLV") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters, on Wednesday, September 24, 1997, at 10:30 a.m., Eastern Daylight Savings Time, and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The Board of Directors has fixed July 31, 1997, as the record date for determining stockholders who are entitled to notice of and to vote at the Annual Meeting. At the close of business on July 31, 1997, there were outstanding and entitled to vote 20,879,889 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"). Each share is entitled to one vote.

     All costs of this solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material. The Company has retained Morrow & Company, 909 Third Avenue, New York, New York 10022-4799, to assist in soliciting proxies, for which services they will be paid a fee of $5,000, plus handling, postage and out-of-pocket expenses. In addition, proxies may be solicited by employees of the Company personally, by telephone, telegram or mail.

     The Company's Annual Report for the fiscal year ended April 30, 1997, is being mailed to stockholders with this Proxy Statement and the accompanying proxy on or about August 25, 1997.

VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the approval of each of the other matters to be voted upon at the Annual Meeting. A majority of the shares of Common Stock outstanding is required to be present or represented by proxy at the Annual Meeting in order to have the quorum necessary to take action at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the judge of elections appointed for the Annual Meeting. The judge of elections will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain Common Stock to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The first table sets forth each person known by the Company to own beneficially more than 5% of the outstanding Common Stock. The second table sets forth to the Company's knowledge the beneficial ownership by each director, nominee and certain executive officers, individually, and all directors and executive officers as a group, of Common Stock as of June 30, 1997.

PRINCIPAL STOCKHOLDERS

                                                                                     PERCENTAGE
                                                                  SHARES OF              OF
                       NAME AND ADDRESS                          COMMON STOCK       COMMON STOCK
                      OF BENEFICIAL OWNER                     BENEFICIALLY OWNED    OUTSTANDING
                     --------------------                     ------------------    ------------
    State of Wisconsin Investment..........................        1,170,000            5.6%
      121 E. Wilson Street
      Madison, WI 53702
    Emerging Growth Management LLC.........................        1,096,400            5.3%
      One Embercadero Center
      Suite 2410
      San Francisco, CA 94111 (1)
    Travelers Group Inc....................................        1,062,433            5.1%
    Smith Barney Holdings Inc.
      388 Greenwich Street
      New York, NY 10013

DIRECTORS AND EXECUTIVE OFFICERS

                                                                  SHARES OF       PERCENTAGE
                                                                 COMMON STOCK         OF
                             NAME OF                             BENEFICIALLY    COMMON STOCK
                         BENEFICIAL OWNER                        OWNED (2)(3)    OUTSTANDING
                        -----------------                        ------------    ------------
    Panos Anastassiadis.......................................       136,608          0.7%
    Michel Berty..............................................         3,333          0.0%
    Kevin J. Burns............................................       252,974(4)       1.2%
    Richard A. Carpenter......................................       198,184          0.9%
    C. Thomas Faulders, III...................................            --           --
    Robert N. Goldman.........................................        25,999          0.1%
    Gary G. Greenfield........................................       284,196(5)       1.3%
    Russell E. Planitzer......................................        24,999          0.1%
    R. Craig Roos.............................................         3,333          0.0%
    Charles O. Rossotti.......................................        24,471          0.1%
    Kenneth A. Sexton.........................................        88,624          0.4%
    Frank A. Sola.............................................        10,666          0.1%
    Gary M. Wright............................................         8,145          0.0%
    All directors and executive officers as a group (13
      persons)................................................     1,061,537          4.9%

---------------
(1) Based upon a Schedule 13D filed June 3, 1997. Represents shares owned by a group of three entities and five persons, only one of which (Emerging Growth Management LLC) individually directly owns more than 5% of the outstanding Common Stock. The other two entities, EEGO Fund, L.P., Laser Fund, L.P., have shared voting and dispositive power over 152,500 and 120,000 shares, respectively. Four individuals, Jacqueline M. Keyser, Thomas D. Henwood, Christopher F. Jackson and David Spiller have sole voting and dispositive powers over 2,600, 86,100, 3,200 and 1,000 shares, respectively.

(2) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses, minor children and grandchildren. The inclusion of shares deemed beneficially owned in this Proxy Statement, however, does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares.

(3) Includes 122,500, 3,333, 139,270, 15,999, 25,999, 277,039, 24,999, 3,333,
    15,999, 82,500, 10,666, 6,250 and 727,887 shares subject to option which are held by Messrs. Anastassiadis, Berty, Burns, Carpenter, Goldman, Greenfield, Planitzer, Roos, Rossotti, Sexton, Sola, Wright and all directors and executive officers as a group, respectively, and are exercisable within 60 days after June 30, 1997.

(4) Includes 58,500 shares held by Mr. Burns' wife, 23,500 of such shares are held as custodian for his children, as to which shares Mr. Burns disclaims beneficial ownership.

(5) Includes 1,100 shares held by Mr. Greenfield as custodian for his daughter, as to which shares Mr. Greenfield disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class A directors, three Class B directors and four Class C directors, who will serve until the Annual Meetings of Stockholders to be held in 1999, 2000 and 1998, respectively, and until their respective successors are elected and qualified. Mr. Greenfield and Mr. Burns are employee directors and the remaining eight directors are non-employee directors. At each Annual Meeting, directors are elected for a full term of three years to succeed those directors whose terms expire at the Annual Meeting date.

     The persons named in the proxy will vote, unless the proxy is marked otherwise, to elect as Class B directors Messrs. Berty, Planitzer and Roos, and as a Class C Director Mr. Faulders. The proxy may not be voted for more than three Class B directors and one Class C director. If a nominee is unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any nominee will be unable to serve. The terms of Class B directors elected at the Annual Meeting will expire in 2000. The term of the Class C director elected at the Annual Meeting will expire in 1998.

     The following information relates to the nominees listed above and to the other directors of the Company whose terms of office will extend beyond the Annual Meeting.

                                    NOMINEES

CLASS B DIRECTORS WITH TERMS TO EXPIRE IN 2000:

MICHEL BERTY                                                 DIRECTOR SINCE 1997

     Mr. Berty, 58, founded MYB Consultant, Inc. in April 1997. From 1972 to 1997, Mr. Berty was employed by the Cap Gemini Group and served as Chairman and Chief Executive Officer of the Cap Gemini America from 1993 to 1997. Mr. Berty is also a Chairman of the Board of ZMAX and on the boards of directors of Computron, Mastech, Sapiens and Level 8.

RUSSELL E. PLANITZER                                         DIRECTOR SINCE 1982

     Mr. Planitzer, 53, has been Chairman of Computervision Corporation since 1989. He was also Chief Executive Officer of Computervision Corporation from 1993 to 1996. He was a partner of J.H. Whitney & Co., a venture capital firm, from 1981 to 1991.

R. CRAIG ROOS                                                DIRECTOR SINCE 1997

     Mr. Roos, 51, is the former chairman and Chief Executive Officer of LOCATE, which was sold to MobileMedia Communications in 1996. From 1983 to 1996, Mr. Roos served in the capacity of Chief Executive Officer, Chief Financial Officer and board member of LOCATE, as well as from 1993 to 1995, as Chairman of MobileMedia Corporation and MobileMedia Communications, Inc. Mr. Roos also serves as an advisor or board member of AccessLine Technologies, Inc. and the American Paralysis Association.

CLASS C DIRECTOR WITH TERM EXPIRING IN 1998:

THOMAS FAULDERS, III                                            INITIAL ELECTION

     Mr. Faulders, 47, has been Executive Vice President and Chief Financial Officer of BDM International, Inc. since April 1995. Prior to joining BDM, Mr. Faulders was Vice President and Chief Financial

Officer of COMSAT Corporation from 1992 to 1995. From 1985 to 1992, Mr. Faulders was a senior executive with MCI Communications Corporation.

                                OTHER DIRECTORS

CLASS C DIRECTORS WITH TERMS EXPIRING IN 1998:

ROBERT N. GOLDMAN                                            DIRECTOR SINCE 1986

     Mr. Goldman, 48, was elected President and Chief Executive Officer of Object Design, Inc. in November, 1995. He has been a director of Object Design since August, 1995. Prior to joining Object Design, Mr. Goldman was Chairman of Trinzic Corporation from 1992 to 1995. Trinzic was formed by the merger of Aion Corporation and AICorp in 1992. From 1986 to 1992, Mr. Goldman served as President and Chief Operating Officer of AICorp, a supplier of artificial intelligence software. From 1983 to 1986, Mr. Goldman served as President and Chief Operating Officer of Cullinet Software. Mr. Goldman is a member of the Board of Directors of Citrix Systems, Inc., Parametric Technology Corporation and Systemsoft Corporation.

GARY G. GREENFIELD                                           DIRECTOR SINCE 1992

     Mr. Greenfield, 42, was elected President and Chief Executive Officer in October 1996. Mr. Greenfield has served as President of the Company since 1995. From 1992 to 1997 he was also the Company's Chief Operating Officer. From 1989 to 1992 he was Executive Vice President, Product Operations. He served as Vice President, Marketing from 1987 to 1988, served as Senior Vice President, Product Services and Operations from 1988 to 1989 and briefly served as Chief Financial Officer in 1991. Mr. Greenfield is also a director of Hyperion Software, a manufacturer of financial application software products.

CHARLES O. ROSSOTTI                                          DIRECTOR SINCE 1991

     Mr. Rossotti, 56, has served as Chairman of American Management Systems, Inc., a software and services company, since 1989. From 1989 to 1993, he was also Chief Executive Officer of American Management Systems.

CLASS A DIRECTORS WITH TERMS EXPIRING IN 1999:

KEVIN J. BURNS                                               DIRECTOR SINCE 1986

     Mr. Burns, 48, was elected Chairman of the Board of the Company in 1990. From 1986 to 1996 Mr. Burns was Chief Executive Officer of the Company. From 1986 to 1995 Mr. Burns also served as President of the Company. From 1984 to 1986 he was Executive Vice President and Chief Operating Officer, and from 1982 to 1984, he was Executive Vice President of the Software Products Division of the Company. Mr. Burns is also a director of Computervision Corporation and FTP Software

RICHARD A. CARPENTER                                         DIRECTOR SINCE 1991

     Mr. Carpenter, 54, served as Vice Chairman of the Board from March to October, 1991. In October 1991, he became President of Carpenter Associates, a consulting firm. He served as Chief Executive Officer of Index Technology Corporation ("Index") from 1983 to 1991, and Chairman of the Board of Index from 1990 to 1991.

FRANK A. SOLA                                                DIRECTOR SINCE 1994

     Mr. Sola, 53, is Chairman and Chief Executive Officer of Net Collaborative, Inc., a consulting firm specializing in Internet integration services. From 1987 to 1996, Mr. Sola was President and owner of The Syndetics Corporation, Inc. Mr. Sola was a Vice President of Cullinet Software, Inc. in 1986. From 1976 to 1985, Mr. Sola served as President and Chief Operating Officer of Computer Partners, Inc.

     There is no family relationship between any of the directors or officers. There are no arrangements between any director or officer and any other person pursuant to which he was selected as a director or officer.

     The Board of Directors has a standing Audit Committee which held four meetings during the fiscal year ended April 30, 1997. During such time, the Audit Committee was composed of Mr. Norman Bolz, who is not standing for reelection as a director, and Mr. Roos. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, review and approve any major accounting policy changes affecting the Company's operating results, review the arrangements for and scope of the independent audit and results of the audit and assure that the auditors are in fact independent.

     The Board of Directors has a standing Management Development and Compensation Committee, composed of Messrs. Goldman, Planitzer and Rossotti, which held five meetings during the fiscal year ended April 30, 1997. The principal function of the Management Development and Compensation Committee is to make recommendations to the Board of Directors as to compensation arrangements, including the granting of stock options.

     The Board of Directors does not have a nominating committee.

     During the fiscal year ended April 30, 1997, the Board of Directors held five meetings. All directors attended at least 75% of the meetings which occurred while they served on the Board of Directors. All directors attended at least 75% of the meetings of committees on which they served.

DIRECTOR COMPENSATION

     The Company pays each non-employee Board member an annual retainer of $15,000, plus $1,500 and out-of-pocket expenses for attendance at each Board meeting. Non-employee directors also receive $500 for attendance at each Board committee meeting if such meeting is not held on the day of a Board meeting. Further, should any non-employee director be requested by the Company to perform consulting services on the Company's behalf, then such director shall be entitled to receive a fee equal to $1,500 per day for such services.

     Non-employee directors currently are granted an option to purchase 3,333 shares of Common Stock at fair market value as of the date of the first meeting of directors following each election or appointment of the director, and at each subsequent first meeting of directors following each Annual Meeting of Stockholders during such director's term. Each such option shall vest immediately upon its being granted.

     Directors who are officers or employees of the Company do not receive additional compensation for serving as a director or committee member. Currently, such employee directors are Mr. Greenfield and Mr. Burns.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information with respect to the compensation paid by the Company to each of the executive officers during the past three fiscal years, ending April 30.

SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                               ANNUAL COMPENSATION          COMPENSATION
                  NAME AND                     FISCAL    -------------------------------    STOCK OPTIONS
             PRINCIPAL POSITION                 YEAR      SALARY      BONUS      OTHER         AWARDED
--------------------------------------------   ------    --------    -------    --------    -------------
                                                           ($)         ($)        ($)            (#)
Gary G. Greenfield..........................    1997      275,000     68,612      27,500       200,000
  President and Chief Executive Officer         1996      265,000     85,993                   130,000
                                                1995      215,000    258,000                   105,000
Kevin J. Burns..............................    1997      275,000     68,612      27,500       100,000
  Chairman of the Board                         1996      275,000     89,238                   130,000
                                                1995      220,000    300,000                   105,000
Kenneth A. Sexton...........................    1997      175,000     31,188      17,500        23,000
  Senior Vice President, Finance &              1996      175,000     32,450                    20,000
  Administration, Chief Financial Officer       1995      160,000     96,000                    15,000
  and Secretary
Panos Anastassiadis.........................    1997      200,000     38,350                    33,000
  Senior Vice President, Worldwide              1996      166,000    86,,362                    80,000
  Distribution                                  1995      135,000    113,600                    20,000
Gary M. Wright (1)..........................    1997      150,000    100,069                    20,000
  Senior Vice President, Worldwide Service      1996      104,875     33,825                    25,000

------------------------------
(1) Mr. Wright joined the Company in fiscal 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the stock options granted to the Company's executive officers during the fiscal year ended April 30, 1997.

                                                           INDIVIDUAL GRANTS
                                                      ----------------------------
                                         OPTIONS        % OF TOTAL                                    GRANT
                                        GRANTED ON    OPTIONS GRANTED    EXERCISE                      DATE
                                          COMMON      TO EMPLOYEES IN    PRICE PER    EXPIRATION     PRESENT
                NAME                      STOCK         FISCAL 1997      SHARE (1)       DATE       VALUE (3)
-------------------------------------   ----------    ---------------    ---------    ----------    ----------
                                            #               (%)          ($/SHARE)                     ($)
Gary G. Greenfield...................     200,000          22.63            7.75          (2)       $1,059,200
Kevin J. Burns.......................     100,000          11.32            7.75          (2)         $529,600
Kenneth A. Sexton....................      23,000            2.6            7.75          (2)         $121,808
Panos Anastassiadis..................      33,000           3.73            7.75          (2)         $174,768
Gary M. Wright.......................      20,000           2.26            7.75          (2)         $105,920

------------------------------
(1) The exercise price is the market price on the date the options were granted.
(2) These grants consisted of a combination of both Incentive and Non-Qualified stock options, and were made on September 25, 1996. Incentive Stock Options expire ten years from their date of grant, while Non-Qualified Stock Options expire ten years and one month from their date of grant. All options granted become exercisable in equal, quarterly installments, commencing with the first anniversary of the grant date.
(3) Grant date present value is determined using a modified Black-Scholes option pricing model. The estimated values under the model are based on assumptions, including an expected volatility of 62.8%, a risk-free rate of return of 6.6%, no dividend yield and a time to exercise of seven years, and may not be indicative of actual value. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information regarding the exercise of stock options during the last fiscal year by the Company's executive officers.

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                              SHARES                        OPTIONS AT FISCAL YEAR END         FISCAL YEAR END (2)
                            ACQUIRED ON       VALUE        ----------------------------    ----------------------------
          NAME               EXERCISE      REALIZED (1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------   -----------    ------------    -----------    -------------    -----------    -------------
                                (#)            ($)             (#)             (#)             ($)             ($)
Gary G. Greenfield.......        0               0           226,529         400,511          72,278          56,824
Kevin J. Burns...........        0               0           117,510         271,760          36,574          24,480
Kenneth A. Sexton........        0               0            78,750          49,250          12,656           4,219
Panos Anastassiadis......        0               0           114,375         111,125          27,422           9,141
Gary M. Wright...........        0               0             6,250          38,750               0               0

------------------------------
(1) The amount "realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.
(2) "In-the-Money Options" are options outstanding at the end of the last fiscal year for which the fair market value of the Common Stock at the end of the last fiscal year ($7.625 per share) exceeded the exercise price of the options.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into executive employment agreements with Messrs. Burns, Greenfield, and Sexton providing for (i) annual base salaries, (ii) participation in bonus plans, stock options and stock incentive plans as adopted by the Company, and (iii) other customary benefits, including death and disability payments. Following is a summary of the pertinent provisions of the agreements.

     The terms for Messrs. Greenfield and Sexton are for three years expiring July 31, 2000, and are automatically extended for one year each August 1 after July 31, 1998, unless either the Company or the executive gives notice that the agreement is not to be extended. If there is a change of control of the Company, as defined in Mr. Greenfield and Mr. Sexton's agreements, the agreements shall be automatically extended for a three year term commencing on the effective date of the change of control. The term for Mr. Burns expires September 30, 1999, unless either the Company or Mr. Burns gives notice as allowed by the agreement. At any time, the Company may terminate the executive for cause, as defined in the agreements. If the executive's termination of employment is (i) by the Company other than for cause or disability, (ii) by the executive for good reason or (iii) during the first year following a change of control, the Company shall be obligated to make a lump sum payment to the executive. The lump sum payments to Messrs. Greenfield and Sexton will be based on a multiple (the "Multiple") of their monthly base salary and bonus (as defined in their agreements) computed on a monthly basis. The Multiples for calculating the lump sum payments for Messrs. Greenfield and Sexton are eighteen and six, respectively. The lump sum payment to Mr. Burns will be the remaining unpaid salary and bonus as defined in his agreement. In addition, if the executive's employment is so terminated or if there is a change of control, all outstanding stock options held by the executive shall vest. If payments to the executive would subject the executive to an excise tax under the Internal Revenue Code relating to payments after a change of control, the payments shall be grossed up so that the Company will make additional payments to the executive equal to the amount of the excise tax.

     During the 18 months following termination of employment described above (except termination for cause), (i) Mr. Greenfield and Mr. Sexton shall provide consulting services to the Company and be subject to certain non-competition covenants and (ii) Mr. Burns shall be subject to certain non-competition covenants. For such consulting services and non-competition agreement, the Company shall pay Mr. Greenfield and Mr. Sexton a lump sum equal to eighteen times their monthly base salary and bonus (as defined in their agreements) computed on a monthly basis. Mr. Burns shall not receive additional consideration for his non-competition agreement.

     The annual compensation and target incentive compensation for each affected officer for fiscal year 1998 is as follows: Mr. Greenfield has a base salary of $275,000, with a target incentive compensation amount equal to his base salary. Mr. Sexton has a base salary of $175,000, and a target incentive compensation of $125,000. As of July 31, 1997, Mr. Burns' unpaid salary and bonus for the remaining period covered by his agreement is $689,583. The annual base salary and target incentive compensation may be increased from time to time as determined by the Board of Directors, in its discretion, upon a review that shall take place at least annually.

                    REPORT OF THE MANAGEMENT DEVELOPMENT AND
                COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Management Development and Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee was composed of Messrs. Robert N. Goldman, Russell E. Planitzer and Charles O. Rossotti.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is premised on the belief that the interest of executives should be closely aligned with those of INTERSOLV's stockholders. INTERSOLV's executive management compensation program is also designed to attract and retain superior executive talent. Based on this philosophy, a significant portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific annual and long-term financial and strategic results and to appreciation in the Common Stock. The portion of compensation at-risk for the Company's executives is intended to be greater than the portion at-risk for executive officers at comparable companies in the industry.

COMPENSATION PLAN

     Each year the Committee conducts a review of the Company's executive compensation program. This review includes a consideration of reports based on independent compensation consultants' assessment of the competitiveness of the Company's executive compensation, and a comparison of the Company's executive compensation to a peer group of the Company's most direct competitors for executive talent. The Committee reviews the selection of peer companies used for compensation analysis. The compensation review permits an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other public companies.

     The Committee approves the compensation of the executive officers, including the Chief Executive Officer and other individuals whose compensation is detailed in this proxy statement, and sets policies with respect to the executive compensation program. This is intended to ensure consistency throughout the executive compensation program.

The key elements of the Company's executive compensation program consist of:

          1. base annual salary,

          2. incentive compensation,

          3. stock options, and

          4. supplemental executive benefits

     The Committee's policies with respect to each of these elements, including the basis for the compensation paid Mr. Greenfield, are discussed below.

BASE ANNUAL SALARIES

     Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base annual salaries for comparable positions at peer companies.

     Annual salary adjustments are determined by evaluating the performance of each executive officer, taking into account new responsibilities. Individual performance ratings take into account such factors as achievement of the Company's strategic plan and attainment of specific individual objectives.

     In determining Mr. Greenfield's base salary for fiscal 1997, the Committee did not employ a formula or other mathematical calculation, but based its determination upon a subjective evaluation of base salaries of chief executive officers of peer companies, the Company's performance in fiscal 1997, and the assessment by the Committee of Mr. Greenfield's individual performance. Based upon this evaluation, the Committee increased Mr. Greenfield's base salary 4% from $265,000 to $275,000.

INCENTIVE COMPENSATION

     The Company maintains an Incentive Compensation Plan (the "IC Plan"), which provides for the payment of incentive compensation to most employees of the Company not receiving sales commissions. Executive officers participate in the IC Plan, which is a pay-for-performance plan designed to compensate participants for achieving certain levels of performance for key objectives established in the Company's annual financial plan. The targeted incentive compensation for executive officers ranges from approximately 50% to 100% of base salary, depending upon the executive officer's position.

     Annually, the Committee approves targeted levels and minimum threshold levels of performance for key objectives affecting the executive officers' incentive compensation. No incentive compensation is paid when results are below the threshold level. As actual results approach targeted levels, the incentive compensation payout increases at an accelerated rate. For executive officers, the incentive compensation objectives are based primarily on revenue and earnings of the Company and their operating unit. Incentive compensation payouts are paid quarterly based on results compared with quarterly, six month and annual objectives.

     Mr. Greenfield's incentive compensation is based on the Company's overall revenue and earnings performance. Mr. Greenfield received incentive compensation of $68,612 in fiscal 1997, which constituted 25% of his maximum targeted incentive compensation, as compared with $85,993 in fiscal 1996. The formulas for fiscal 1996 and 1997 were materially the same.

STOCK OPTIONS

     The third component of executive officers' compensation is the Company's 1992 Stock Option Plan, pursuant to which the Company has granted to executive officers options to purchase shares of Common Stock.

     Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted at an exercise price equal to the market price of the Common Stock on the date of grant, vest in equal installments over four years and are exercisable within ten years from the date of grant. This plan is designed to provide incentives for the creation of value for the Company's stockholders over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     During fiscal 1994, the Committee adopted a formal framework to govern the granting of stock options. The framework adopted was based on the result of a comprehensive evaluation of the Company's stock option program compared with other public companies in the industry. An independent compensation consultant assisted the Committee in this evaluation process.

     Under the framework adopted, targeted ownership levels were specified for approximately 100 employees in the Company, including executive officers, who are expected to have an impact on long-term stockholder value. The framework provides for key employees to achieve targeted ownership percentages over a ten-year period through a series of option grants. The framework calls for option grants for 33% of the target in the first year and the remainder in five equal annual grants thereafter. Under the framework, executive officers and key employees could acquire up to approximately 20% of the Common Stock over a ten year period. Fiscal 1996 grants under the program took into consideration options granted under the previous program for the prior four years.

     For the fiscal year ended April 30, 1997, Mr. Greenfield was granted options for 200,000 shares. Under the framework, Mr. Greenfield' targeted ownership is 4% of the Common Stock.

SUPPLEMENTAL EXECUTIVE BENEFITS

     The Company provides to selected senior executives a supplemental executive benefits spending allowance equivalent to 10 percent of base annual salary. This allowance is to be applied towards the selection of four benefits options: financial/estate planning and tax preparation services, retirement supplement, supplemental health and welfare insurance and/or legal services. Depending upon whether the particular executive chooses to spend these funds for supplemental retirement savings, he may be eligible for a tax deferred election.

CONCLUSION

     Through these programs, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in furtherance of strategic goals, as well as stock price appreciation. The Committee intends to continue the policy of linking executive compensation to Company performance and stockholder return.

               MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

                                          Russell E. Planitzer, Chairman of
                                          Committee
                                          Robert N. Goldman
                                          Charles O. Rossotti

                            STOCK PRICE PERFORMANCE

     The following graph assumes $100 invested on April 30, 1992 (the end of the fiscal year) in the Common Stock, in the S&P 500 Index and the S&P Computer Software & Services Index.

                       COMPARISON OF TOTAL RETURN AMONG
       INTERSOLV, COMPUTER SOFTWARE & SERVICES INDEX AND S&P 500 INDEX

        Measurement Period                                                     S&P Computer
      (Fiscal Year Covered)              Intersolv         S&P 500 Index        Software &
30-Apr-92                                          100                 100                 100
30-Apr-93                                           46                 106                 126
30-Apr-94                                           69                 109                 148
30-Apr-95                                           88                 124                 218
30-Apr-96                                           70                 158                 306
30-Apr-97                                           49                 193                 451
31-Jul-97                                           81                 230                 551

                      PROPOSED AMENDMENTS TO THE COMPANY'S
                             1992 STOCK OPTION PLAN

     The Board of Directors believes that the Company's long-standing policy of encouraging stock ownership by its officers, directors and key employees, through the granting of stock options, is a key element in the Company's growth and success by enhancing its ability to attract and retain high quality personnel. The level of competition for highly qualified employees is unusually intense in the software industry. The Board of Directors therefore continues to believe that a competitive stock option program is an important factor in recruiting, retaining and motivating officers and key employees.

PROPOSED AMENDMENT TO INCREASE SHARES OF COMMON STOCK SUBJECT TO THE OPTION PLAN

     The 1992 Stock Option Plan (the "Option Plan") currently authorizes the grant of options to purchase a maximum of 3,000,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes. As of April 30, 1997, 289,917 shares of Common Stock have been issued upon the exercise of options granted pursuant to the Option Plan and 2,451,970 shares of Common Stock have been reserved in anticipation of the possible exercise of options previously granted pursuant to the Option Plan. Options to purchase 323,583 shares are currently outstanding under the Company's 1982 Stock Option Plan. The 1982 Stock Option Plan has expired and no further options may be granted under it. Assuming that all of the above-described options were granted and exercised, the shares of Common Stock issued would constitute approximately 15% of the Company's currently outstanding Common Stock.

     The Board of Directors proposes that the Option Plan be amended to increase the number of shares of Common Stock available for grant under the Option Plan from 3,000,000 shares to 4,000,000 shares. The Board of Directors believes that equity participation is a key element in its overall compensation program and has developed a formal framework to govern the granting of stock options to key employees. In order to continue the framework for granting options, the additional 1,000,000 shares must be made available for grant under the Option Plan. If the amendment to the Option Plan is approved by the Company's stockholders, all of the Company's outstanding options, if granted and exercised, would constitute approximately 19% of the Company's currently outstanding Common Stock.

PROPOSED AMENDMENT TO APPROVE THE ADOPTION OF AMENDMENTS TO THE OPTION PLAN REGARDING THE GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     Section 2(c)(ii) of the Option Plan currently provides that each non-employee director shall be granted a non-statutory stock option to purchase 3,333 shares of Common Stock of the Company at the first meeting of directors following each election or appointment of the director, and at each subsequent first meeting of directors following each Annual Meeting of Stockholders during such director's term. Each option granted pursuant to Section 2(c)(ii) vests immediately upon its being granted, (ii) has an exercise price of no less than the then fair market value and has a term of ten years plus thirty days from the date on which the option was granted, subject to earlier termination as provided in the Option Plan.

     The Board of Directors believes that it is necessary amend the Option Plan to (i) increase the number of non-statutory stock options which will be automatically granted annually to non-employee directors pursuant to Section 2(c)(ii) from 3,333 to 5,000, (ii) provide for the granting of an additional 15,000 non-statutory stock options to non-employee directors (a) upon their initially being elected or appointed to the Board of Directors and (b) upon each occasion of their being elected to two additional consecutive full terms on the Board of Directors, and (iii) provide for a one-time transition grant of 10,000 non-statutory stock options to all existing non-employee directors who are not eligible to receive the grant described in clause (ii) above. The grant described in clause (iii) above is intended to make the transition to the amended Option Plan more equitable for the Company's existing directors.

     The purpose of the amendments is to make the Company's stock option program more competitive with other public companies in the software industry. The Board of Directors believes the stock option program enhances the Company's ability to attract and retain high-quality directors. The Board of Directors also believes that a larger grant, along with a lengthening of the vesting period for certain options will achieve a closer link between the financial rewards received and stockholders' value. Based on this view, Section 2(c)(ii) of the Plan is proposed to be deleted in its entirety and replaced with the following:

     (ii) (A) Each non-employee director shall be granted a non-statutory stock option to purchase 5,000 shares of Common Stock of the Company at the first meeting of directors following each election or appointment of the director, and at each subsequent first meeting of directors following each Annual Meeting of stockholders during such director's term. Each option granted pursuant to this clause (ii)(A) shall vest immediately upon its being granted. The exercise price for such options granted to the directors pursuant to this clause (ii)(A) shall be no less than the then fair market value and the term shall be ten years plus thirty days from the date on which the option was granted, subject to earlier termination as provided in the Plan.

        (B) Each non-employee director shall be granted a non-statutory stock option to purchase 15,000 shares of Common Stock of the Company (a) upon him or her initially being elected or appointed to the Board and (b) upon each occasion of him or her being elected to two additional consecutive full terms on the Board. Each option granted pursuant to this clause (ii)(B) shall vest in equal annual installments over three years. The exercise price for such options granted to directors pursuant to this clause (ii)(B) shall be no less than the then fair market value and the term shall be ten years plus thirty days from the date on which the option was granted, subject to earlier termination as provided in the Plan.

        (C) At the first meeting of the Board following the approval of this clause (ii)(C), each non-employee director who is not eligible to receive the grant described in clause (ii)(B) above shall receive a one-time transition grant of 10,000 non-statutory options. The exercise price for such options granted to directors pursuant to this clause
        (ii)(C) shall be no less than the then fair market value and the term shall be ten years plus thirty days from the date on which the option was granted, subject to earlier termination as provided in the Plan.

OPTION PLAN DESCRIPTION

     The Option Plan is administered by the Management Development and Compensation Committee of the Board of Directors (the "Committee").

     Both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-statutory options may be granted under the Option Plan. All officers and employees of the Company are eligible to receive incentive stock options and non-statutory stock options. The Option Plan also currently provides for the mandatory grant to each non-employee director of non-statutory options to purchase 3,333 shares of Common Stock at fair market value as of the date of the first meeting of directors following each election or appointment of the director and at each subsequent first meeting of directors following each annual meeting of stockholders during such director's term. As of June 30, 1997, approximately 182 employees were participating in the Option Plan. In addition, 8 non-employee directors were also participating in the Option Plan as of June 30, 1997.

     The Committee selects (except for the mandatory annual grant to non-employee directors) the optionees and determines (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price, which cannot be less than 100% of the fair market value and (iv) the duration of the options, which cannot exceed ten years for incentive options and ten years and thirty days for non-statutory options. No option recipient may be granted incentive stock options first exercisable in any one year to the extent that the aggregate fair market value of the shares would exceed $100,000, though such a recipient may receive additional non-statutory options. Payment of the option exercise price, at the Committee's discretion, may be made in cash, notes, shares of Common Stock or any combination thereof. Options are not transferable other than by will or the laws of descent and distribution and are exercisable during the lifetime of the optionee only while he or she is in the employ of the Company or within three months after termination of employment. If termination is due to death, the option is exercisable for a one year period after death.

     The Board of Directors may at any time amend the terms of the Option Plan, except that no such amendment to the Option Plan may be made without the approval of stockholders if such amendment would (i) materially increase the benefits accruing to participants under the Option Plan, (ii) materially increase the number of shares which may be issued under the Option Plan or (iii) materially modify the requirements as to eligibility for participation under the Option Plan.

     A participant in the Option Plan who holds an option that qualifies as an incentive stock option and exercises such option in accordance with its terms and the terms of the Option Plan will recognize no income for Federal income tax purposes upon either the grant or the exercise of such option. However, the amount by which the fair market value of the shares received on exercise of an incentive stock option exceeds the exercise price will be an item of tax preference for purpose of calculating the alternative minimum tax in the participant's tax year in which such option is exercised. The gain will be taxable to the participant upon the sale of shares acquired upon exercise of an incentive stock option as long-term capital gain provided that the shares are held by the participant for at least one year from the date of exercise of such options.

     If a participant sells any shares acquired pursuant to the exercise of an incentive stock option before the date that is at least one year from the date of exercise of such option, the participant will be required to recognize ordinary income equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise, less the exercise price of the option, or (ii) the amount realized on the disposition of the Common Stock, less the exercise price of the option, and the Company will have a deduction in that amount. The amount by which the proceeds of the sale exceed the fair market value of the Common Stock on the date of exercise will be treated as capital gain (long-term or short-term depending on the length of the holding period since the date of exercise) of the participant.

     A participant in the Option Plan who holds a non-statutory stock option and exercises such option will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price, and the Company will have a deduction in that amount on the date of exercise. Any gain recognized by a participant upon a sale of such shares in excess of the amount treated as ordinary income will be treated as capital gain (long-term or short-term depending on the length of the holding period since the date of exercise) of the participant.

     The Option Plan was drafted to obtain the benefits of the exemption from
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") provided by rule 16b-3. Section 16(b) of the Exchange Act provides, among other things, that an officer who purchases and sells the stock of the corporation which employs him within a six month period is liable to the corporation for the difference between the purchase price and sale price. Rule 16b-3 promulgated under the Exchange Act provides that the acquisition of a stock option and the exercise of such option by an officer of a corporation pursuant to a stock option plan which meets certain requirements (one of which is stockholder approval of the Plan) does not constitute a "transaction" subject to Section 16(b) of the Exchange Act.

     The following table summarizes the option grants proposed to be made pursuant to the framework to the following persons under the Option Plan in the fiscal year ending April 30, 1998.

                             NEW PLAN BENEFITS (1)

                     INTERSOLV, INC. 1992 STOCK OPTION PLAN

                                                                                        NUMBER OF
                        NAME AND POSITION                           DOLLAR VALUE (2)     OPTIONS
-----------------------------------------------------------------   ----------------    ---------
Gary G. Greenfield...............................................      $1,855,000        265,000
  President and Chief Executive Officer
Kevin J. Burns...................................................       None              None
  Chairman of the Board
Kenneth A. Sexton................................................        $525,000         75,000
  Senior Vice President, Finance and Administration,
  Chief Financial Officer and Secretary
Panos Anastassiadis..............................................        $630,000         90,000
  Senior Vice President, Worldwide Distribution
Gary M. Wright...................................................        $280,000         40,000
  Senior Vice President, Worldwide Service
Executive Group..................................................      $3,290,000        470,000
Non-Executive Director Group.....................................      $1,243,788        130,000(3)
Non-Executive Officer Employee Group.............................     Presently         Presently
                                                                       Unknown          Unknown

------------------------------
(1) Assumes that the proposed Option Plan amendment to increase the shares of Common Stock subject to the Option Plan has been adopted by the stockholders at the Annual Meeting and is in effect during fiscal 1998.
(2) Present value is determined using a Black-Scholes option pricing model. The estimated values under the model are based on assumptions, including an exercise price of $10.25 per share for employees and $14.00 per share for non-employee directors, an expected volatility of 62.8%, a risk-free rate of return of 6.6%, no dividend yield and a time to exercise of seven years, and may not be indicative of actual value. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.
(3) Assumes that the proposed Option Plan amendment regarding the granting of options to non-employee directors is in effect during fiscal 1998 and that
    (i) one grant of 5,000 non-statutory options is made to each non-employee director, (ii) one grant of 15,000 non-statutory options is made to each of Mr. Faulders and Mr. Planitzer, and (iii) grants of 10,000 non-statutory options are made to each of the six other non-employee directors.

     Approval of the proposed amendment to the Option Plan requires the vote of holders of a majority of the outstanding Common Stock present and voting at the Annual Meeting.

     The Board of Directors recommends that stockholders vote FOR the approval of the proposed amendment to the Option Plan.

                    PROPOSAL TO AUTHORIZE AN INCREASE IN THE
                     COMMON STOCK SUBJECT TO THE COMPANY'S
                       1992 EMPLOYEE STOCK PURCHASE PLAN

     The 1992 Employee Stock Purchase Plan (the "Purchase Plan") fosters the Company's goal of recruiting and retaining key employees in the highly competitive software industry. The Company believes that participation in the Purchase Plan by all employees fosters commitment and more closely ties compensation and stockholder objectives by focusing employees on stockholder return.

PROPOSED AMENDMENT

     As of June 30, 1997, all Common Stock available under the Purchase Plan has been issued. Under the Purchase Plan, the last granting period for 1997 was required to begin on July 1, 1997, and unless additional shares of Common Stock are added to the Purchase Plan, the operation of the Purchase Plan will be interrupted. Because of the important part that the Purchase Plan plays in recruiting and retaining key employees, the Board of Directors determined that the operation of the Purchase Plan should not be interrupted, and, subject to stockholder approval, have adopted an amendment to the Purchase Plan authorizing the addition of 560,000 shares of Common Stock to the Purchase Plan effective July 1, 1997. The Board of Directors believes that the additional shares should be sufficient to meet foreseeable demand for several years.

PURCHASE PLAN DESCRIPTION

     The Purchase Plan currently authorizes the grant of rights to purchase a maximum of 640,000 shares of Common Stock (subject to adjustment for stock splits and similar capital changes) to eligible employees. Each employee of the Company, or of a subsidiary of the Company, having at least three months of continuous service on the date of grant of a right is eligible to participate in the Purchase Plan. Any employee who, immediately after the grant of a right, is determined to own 5% or more of the Common Stock, however, would not be eligible to participate. The Purchase Plan is administered by the Management Development and Compensation Committee of the Board of Directors.

     Rights are granted twice yearly, on January 1 and July 1, and are exercisable effective on the succeeding June 30 or December 31. Eligible employees may purchase shares of Common Stock through accumulation of payroll deductions (of not less than 1% nor more than 10% of compensation, as defined in the Purchase Plan) at a purchase price which is 85% of fair market value at the beginning or end of each six-month offering period, whichever is lower. Of the approximately 750 eligible employees, 400 participants were enrolled in the Purchase Plan as of July 1, 1997. On July 1, 1997, the closing price for the Common Stock was $9.25. The Purchase Plan has a term of ten years.

     The Board of Directors may at any time amend or terminate the Purchase Plan except that no amendment may be made without the approval of the holders of a majority of the Company's outstanding Common Stock, if such amendment would (i) materially increase the benefits accruing to participants under such plan, (ii) materially increase the number of shares which may be issued under such plan, or
(iii) materially modify the requirements as to eligibility for participation under such plan. Any required approval of the stockholders of the Company must be obtained within 12 months after the date the amendment is adopted by the Board of Directors.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code. Under such a plan, an employee is not required to pay any federal income tax when the employee joins the plan, or when an offering of rights ends and the employee purchases shares of

Common Stock. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which the employee sells the shares and the price the employee paid for them. In order for transactions pursuant to the Purchase Plan to continue to be entitled to the tax treatment described above, the addition of Common Stock to the Purchase Plan must be approved by the stockholders of the Company within 12 months after the date of the approval of the additional of shares to the Purchase Plan by the Board of Directors.

     The following table shows certain information regarding the purchase of Common Stock during the last fiscal year pursuant to the Purchase Plan and benefits that will be received under the Purchase Plan in the next fiscal year, if such plan is approved.

                               NEW PLAN BENEFITS

                    INTERSOLV, INC. 1992 STOCK PURCHASE PLAN

                                      RECEIVED IN FISCAL YEAR         MAY BE RECEIVED IN FISCAL YEAR
                                       ENDED APRIL 30, 1997                ENDED APRIL 30, 1998
                                 ---------------------------------   ---------------------------------
                                  DOLLAR VALUE                        DOLLAR VALUE
      NAME AND POSITION                (1)         SHARES ACQUIRED         (2)         SHARES ACQUIRED
------------------------------   ---------------   ---------------   ---------------   ---------------
Gary G. Greenfield............       $3,132             2,257            $4,369             3,107
  President and Chief
  Executive Officer
Kevin J. Burns................       $3,749             2,702            $2,427             1,726
  Chairman of the Board
Kenneth A. Sexton.............       $3,089             2,226            $3,088             2,196
  Senior Vice President,
  Finance and Administration,
  Chief Financial Officer and
  Secretary
Panos Anastassiadis...........       $3,252             2,344            $3,530             2,510
  Senior Vice President,
  Worldwide Distribution
Gary Wright...................       $1,322              953             $2,649             1,884
  Senior Vice President,
  Worldwide Service
Executive Group...............       $14,544           10,482            $16,063           11,423
Non-Executive Director           Not Applicable    Not Applicable    Not Applicable    Not Applicable
  Group.......................
Non-Executive Officer Employee      $267,274           192,594          $430,964           308,545
  Group.......................

------------------------------
(1) The dollar value for the Fiscal 1997 grants is based on a value of the Company's Common Stock of $9.25 per share.
(2) The dollar value for the Fiscal 1998 grants is based on the assumption that the value of the Company's Common Stock will be $9.375 per share.

     Approval of the proposed amendment to the Option Plan requires the vote of holders of a majority of the outstanding Common Stock present and voting at the Annual Meeting.

     The Board of Directors recommends that stockholders vote FOR the adoption of the proposed addition of 560,000 shares of Common Stock to the Purchase Plan.

                      PROPOSAL TO RATIFY SELECTION OF THE
                               COMPANY'S AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has determined that the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending April 30, 1998, is in the best interest of the Company and recommends that stockholders ratify the selection at the Annual Meeting. If such selection is not so ratified, it will be reconsidered by the Audit Committee and the Board. Coopers & Lybrand L.L.P. acted as the Company's auditors for the fiscal year ended April 30, 1997.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to questions from stockholders.

     The Board of Directors recommends that stockholders vote FOR the approval of Coopers & Lybrand as the Company's independent auditors for the fiscal year ending April 30, 1998.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Rockville, Maryland, not later than May 22, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors

                                          /s/ KENNETH A. SEXTON

                                          KENNETH A. SEXTON,
                                          Secretary

August 25, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN FOR A PROPOSAL SET FORTH BELOW, THIS PROXY WILL BE
VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5

1. Vote FOR all nominees listed below (except where                                                            FOR  AGAINST  ABSTAIN
   indicated to the contrary below).                                  2. To approve the addition of 1,000,000  [  ]    [  ]    [  ]
                                                                         shares of common stock subject to
   NOMINEES: Michel Berty, Russell E. Planitzer,                         the Company's 1992 Stock Option
             R. Craig Roos, C. Thomas Faulders, III                      Plan.
                      FOR        WITHHELD
                     [   ]        [   ]                               3. To approve the adoption of amend-     [  ]   [  ]    [  ]
                                                                         ments to the Company's 1992 Stock
                                                MARK HERE FOR            Option Plan regarding the granting
                                                ADDRESS CHANGE  [  ]     of options to non-employee directors.
[   ]                                           AND NOTE BELOW
     ------------------------------------------                       4. To approve an increase in the common  [  ]   [  ]    [  ]
(INSTRUCTION: To withhold authority to vote for                          stock subject to the Company's 1992
any individual nominee, print that nominee's                             Employee Stock Purchase Plan from
name on the above line.)                                                 640,000 to 1,200,000 shares.

                                                                      5. To ratify the selection of Coopers &  [  ]   [  ]    [  ]
                                                                         Lybrand LLP as the Company's indep-
                                                                         endent auditor for the 1998 fiscal
                                                                         year.

                                                                      6. In connection with all other business as may properly come before the meeting or any adjournments of the meeting.

                                                                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                      Please mark, sign and date the proxy and return it promptly using the enclosed reply envelope. Please sign your name
                                                                      exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as a corporate officer, please give your full title and the full name of the corporation.

Signature                                   Date                      Signature                                  Date
         ----------------------------------      ------------------             --------------------------------      --------------

                                 DETACH HERE

                               INTERSOLV, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD SEPTEMBER 24, 1997


   The undersigned, a stockholder of Intersolv, Inc., a Delaware corporation (the "Company"), hereby appoints as his or her proxies with power of substitution and revocation Gary G. Greenfield and Kenneth A. Sexton or either of them, to vote all Company stock registered in the name of the undersigned at the Company's Annual Meeting of Stockholders to be held at the Company's headquarters located at 9420 Key West Avenue, Rockville, Maryland 20850 on Wednesday, September 24, 1997 at 10:30 a.m. and at any adjournments of said meeting, on the matters set forth in the notice of said meeting and as stated hereon. The proxies are further authorized to vote at their discretion upon such other business as may properly come before the meeting or any adjournments thereof.


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                                                                    SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
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